Exhibit 99.1

FOR IMMEDIATE RELEASE		May 6, 2010
Media Contact:	Alan Bunnell, (602) 250-3376	Page 1 of 4
Analyst Contact:	Rebecca Hickman, (602) 250-5668
Web site:	www.pinnaclewest.com
PINNACLE WEST REPORTS FIRST-QUARTER RESULTS
•	Quarterly earnings aided by retail regulatory settlement

•	Company remains focused on renewable resources, cost management and efficient performance
PHOENIX — Pinnacle West Capital Corp. (NYSE: PNW) today reported a consolidated net loss attributable to common shareholders of $6.0 million, or $0.06 per diluted share of common stock, for the quarter ended March 31, 2010. This result compares with a net loss attributable to common shareholders of $156.5 million, or $1.55 per diluted share, for the same quarter in 2009.
Excluding results of the Company’s real estate segment, the restructuring of which was announced last year, Pinnacle West’s on-going consolidated earnings in the 2010 first quarter were $7.2 million, or $0.07 per share, compared with an on-going loss of $24.8 million or $0.25 per share, in the same period a year ago. A reconciliation of reported earnings to on-going earnings is provided at the end of this release.
“Our first quarter results support our full-year earnings guidance,” said Pinnacle West Chairman, President and Chief Executive Officer Don Brandt. “We are focused on executing our renewables program, actively managing our costs and identifying additional efficiencies and savings throughout our organization.”
The 2010 first-quarter on-going results were positively impacted by the following factors:
•	Higher revenues resulting from retail rate increases improved earnings by $0.20 per share. Of this amount, $0.14 is related to retail base rates and $0.03 is related to line extension revenue, both implemented in January as a result of the Company’s regulatory settlement. The balance is attributable to a retail transmission rate increase implemented in the 2009 third quarter.

•	A reduction of the Company’s 2010 effective income tax rate improved earnings by $0.08 per share.

•	Improved mark-to-market valuations of fuel contracts as a result of changes in commodity prices contributed $0.02 per share to the quarterly earnings comparison.

PINNACLE WEST 2010 FIRST-QUARTER RESULTS	May 6, 2010 Page 2 of 4
These positive factors were offset by increased operations and maintenance expenses, which decreased earnings by $0.04 per share. This increase was primarily related to higher labor expenses, offset in part by lower generation costs, including the timing of fossil-plant planned maintenance. The variance excludes costs associated with renewable energy and demand-side management programs, which are offset by comparable amounts of operating revenues.
A net decrease in weather-normalized kilowatt-hour sales reduced earnings by $0.02 per share. However, this decrease was offset by the effects of more favorable weather versus last year’s quarter. The sales decrease was primarily related to the impacts of APS’s energy efficiency programs and lower electricity consumption by commercial and industrial customers due to the current economic slowdown. Total retail electricity sales, excluding the effects of weather, decreased 1.7 percent in the 2010 first quarter compared to the corresponding 2009 period.
Arizona Public Service Co. (APS), the Company’s principal subsidiary, reported 2010 first quarter net income attributable to common shareholder of $11.0 million, compared with a net loss of $15.5 million for the comparable 2009 quarter.
2010 and 2011 On-going Earnings Outlook
The Company continues to estimate its 2010 on-going consolidated earnings will be in the range of $2.95 to $3.10 per diluted share. Key factors and assumptions underlying the outlook remain unchanged, except for the following:
•	Weather-normalized retail electricity sales volumes are expected to be slightly below the prior year, in part due to the Company’s energy efficiency initiatives and reflecting first-quarter results; and

•	The on-going effective income tax rate is expected to be about 35 percent.
For 2011, the Company continues to estimate its on-going consolidated earnings will be within the guidance range provided for 2010 on-going consolidated earnings, with some opportunity for modestly exceeding that range.
Conference Call and Web Cast
Pinnacle West invites interested parties to listen to the live web cast of management’s conference call to discuss the Company’s 2010 first-quarter results, as well as recent developments at 12:00 noon (ET) today, May 6. The web cast can be accessed at www.pinnaclewest.com/presentations and will be available for replay on the web site for 30 days. To access the live conference call by telephone, dial (877) 356-3961 and enter Conference ID 66015030. A replay of the call also will be available until 11:55 p.m. (ET), Thursday, May 13, 2010, by calling (800) 642-1687 in the U.S. and Canada or (706) 645-9291 internationally and entering the same Conference ID number as above.
General Information
Pinnacle West is a Phoenix-based company with consolidated assets of about $12 billion. Through its subsidiaries, the Company generates, sells and delivers electricity and sells energy-related products and services to retail and wholesale customers in the western United States.

PINNACLE WEST 2010 FIRST-QUARTER RESULTS	May 6, 2010 Page 3 of 4
Dollar amounts in this news release are after income taxes. Earnings per share amounts are based on average diluted common shares outstanding. For more information on Pinnacle West’s operating statistics and earnings, please visit www.pinnaclewest.com/investors.
PINNACLE WEST CAPITAL CORPORATION
NON-GAAP FINANCIAL MEASURE RECONCILIATION
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(GAAP MEASURE) TO ON-GOING EARNINGS (NON-GAAP FINANCIAL MEASURE)

	Three Months Ended		Three Months Ended
	March 31, 2010		March 31, 2009
	Dollars in	Diluted	Dollars in	Diluted
	Millions	EPS	Millions	EPS

Net Loss Attributable to Common Shareholders	$(6.0)	$(0.06)	$(156.5)	$(1.55)
Adjustment:
Real estate segment	13.2	0.13	131.7	1.30

On-going Earnings (Loss)	$7.2	$0.07	$(24.8)	$(0.25)

NON-GAAP FINANCIAL INFORMATION
In this press release, we refer to “on-going earnings.” On-going earnings is a “non-GAAP financial measure,” as defined in accordance with SEC rules. We believe on-going earnings provide investors with a useful indicator of our results that is comparable among periods because it excludes the effects of unusual items that may occur on an irregular basis. Investors should note that these non-GAAP financial measures involve judgments by management, including whether an item is classified as an unusual item. We use on-going earnings, or similar concepts, to measure our performance internally in reports for management.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements regarding our 2010 and 2011 earnings outlook, and neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by applicable law. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to:

PINNACLE WEST 2010 FIRST-QUARTER RESULTS	May 6, 2010 Page 4 of 4
•	regulatory and judicial decisions, developments and proceedings;

•	our ability to achieve timely and adequate rate recovery of our costs;

•	our ability to reduce capital expenditures and other costs while maintaining reliability and customer service levels;

•	variations in demand for electricity, including those due to weather, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures;

•	power plant performance and outages;

•	volatile fuel and purchased power costs;

•	fuel and water supply availability;

•	new legislation or regulation relating to greenhouse gas emissions, renewable energy mandates and energy efficiency standards;

•	our ability to meet renewable energy requirements and recover related costs;

•	risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty;

•	competition in retail and wholesale power markets;

•	the duration and severity of the economic decline in Arizona and current credit, financial and real estate market conditions;

•	the cost of debt and equity capital and the ability to access capital markets when required;

•	restrictions on dividends or other burdensome provisions in our credit agreements and Arizona Corporation Commission orders;

•	our ability, or the ability of our subsidiaries, to meet debt service obligations;

•	changes to our credit ratings;

•	the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements;

•	liquidity of wholesale power markets and the use of derivative contracts in our business;

•	potential shortfalls in insurance coverage;

•	new accounting requirements or new interpretations of existing requirements;

•	transmission and distribution system conditions and operating costs;

•	the ability to meet the anticipated future need for additional baseload generation and associated transmission facilities in our region;

•	the ability of our counterparties and power plant participants to meet contractual or other obligations;

•	technological developments in the electric industry; and

•	economic and other conditions affecting the real estate market in SunCor Development Company’s market areas.
These and other factors are discussed in Risk Factors described in Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which readers should review carefully before placing any reliance on our financial statements, disclosures or our earnings outlook.
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PINNACLE WEST CAPITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars and shares in thousands, except per share amounts)

	THREE MONTHS ENDED
	MARCH 31,
	2010	2009
Operating Revenues
Regulated electricity segment	$611,425	$602,578
Real estate segment	9,416	14,840
Other revenues	12,750	8,449

Total	633,591	625,867

Operating Expenses
Regulated electricity segment fuel and purchased power	215,540	247,388
Real estate segment operations	13,890	26,910
Real estate impairment charge	15,112	208,480
Operations and maintenance	209,991	197,616
Depreciation and amortization	101,536	101,812
Taxes other than income taxes	31,827	34,128
Other expenses	8,061	6,467

Total	595,957	822,801

Operating Income (Loss)	37,634	(196,934)

Other
Allowance for equity funds used during construction	5,389	4,992
Other income	2,395	537
Other expense	(2,696)	(9,741)

Total	5,088	(4,212)

Interest Expense
Interest charges	62,054	59,035
Capitalized interest	(3,080)	(3,834)

Total	58,974	55,201

Loss From Continuing Operations Before Income Taxes	(16,252)	(256,347)

Income Taxes	(15,480)	(95,004)

Loss From Continuing Operations	(772)	(161,343)

Loss From Discontinued Operations Net of Income Taxes	(125)	(4,727)

Net Loss	(897)	(166,070)

Less: Net income (loss) attributable to noncontrolling interests	5,117	(9,560)

Net Loss Attributable To Common Shareholders	$(6,014)	$(156,510)

Weighted-Average Common Shares Outstanding — Basic	101,474	100,986

Weighted-Average Common Shares Outstanding — Diluted	101,474	100,986

Earnings Per Weighted-Average Common Share Outstanding
Loss from continuing operations attributable to common shareholders — basic	$(0.06)	$(1.50)
Net loss attributable to common shareholders — basic	$(0.06)	$(1.55)
Loss from continuing operations attributable to common shareholders — diluted	$(0.06)	$(1.50)
Net loss attributable to common shareholders — diluted	$(0.06)	$(1.55)

Amounts Attributable To Common Shareholders
Loss from continuing operations, net of tax	$(5,889)	$(151,783)
Discontinued operations, net of tax	(125)	(4,727)

Net loss attributable to common shareholders	$(6,014)	$(156,510)